UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2020

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, the Board of Directors (the “Board”) of Voyager Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Nancy Vitale as a director of the Company and as a member of the Compensation Committee of the Board, effective September 15, 2020. Ms. Vitale was designated as a Class III director to serve until the 2021 annual meeting of the stockholders of the Company and thereafter until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Vitale has served as Managing Partner of Partners for Wellbeing, LLC, a human resource consulting firm, since April 2019. Previously, from September 2006 to July 2019, Ms. Vitale served in roles of increasing responsibility at Genentech, Inc., a biotechnology company acquired by Roche Holdings, Inc. in March 2009, most recently as Senior Vice President and Chief Human Resource Officer. Ms. Vitale also currently serves on the board of directors of Make-A-Wish America, a nonprofit foundation, and as an advisor to several private companies. Ms. Vitale received her B.B.A. from the University of Michigan and her M.B.A. from the Goizueta Business School of Emory University.

        Ms. Vitale is to be compensated for her service as a director of the Company in the same manner as the Company’s other non-employee directors in accordance with the terms of the Company’s non-employee director compensation policy. Information concerning the current compensation of the Company’s non-employee directors is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2020. Accordingly, Ms. Vitale received, upon the effectiveness of her election to the Board, an option to purchase 30,000 shares of common stock of the Company at an exercise price equal to the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on September 15, 2020 and shall vest and become exercisable in 16 equal quarterly installments of 1,875 shares each over a period of 48 months.

Ms. Vitale has also entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-207367) filed with the SEC on October 28, 2015. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Vitale for particular expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

There are no arrangements or understandings between Ms. Vitale and any other persons pursuant to which she was selected as a director. Ms. Vitale has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Vitale and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2020	VOYAGER THERAPEUTICS, INC.

	By:	/s/ G. Andre Turenne
G. Andre Turenne
Chief Executive Officer, President, and Director (Principal Executive Officer)